UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)                 May 21, 2012

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2012 Randal K. Quarles announced his retirement from the Board of Directors of Hampton Roads Bankshares, Inc. (the “Company”) and its banking subsidiary, The Bank of Hampton Roads, effective immediately because of his expanding duties at the Carlyle Group.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2012, the Company announced the appointment of James F. Burr to its Board of Directors effective when the Company receives the necessary approvals from banking authorities.  Burr will replace Randal K. Quarles, who has resigned from the Board effective today.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated May 21, 2012, announcing the appointment, subject to regulatory approval, of James F. Burr to the Hampton Roads Bankshares, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: May 21, 2012	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated May 21, 2012, announcing the appointment, subject to regulatory approval, of James F. Burr to the Hampton Roads Bankshares, Inc. Board of Directors.